Exhibit 10.1

Amendment Number Eleven

To Application Services Agreement

May 22, 2008

AMENDMENT NUMBER ELEVEN

TO APPLICATION SERVICES AGREEMENT

This Amendment Number Eleven (“Amendment”), effective as of May 22, 2008 (the “Effective Date”), is between Hawaiian Telcom Communications, Inc. (“Hawaiian Telcom”) and Accenture LLP (“Accenture”). Accenture and Hawaiian Telcom may be referred to in this Amendment individually as “Party” and together as “Parties.”

The Parties entered into that certain Application Services Agreement, effective as of February 5, 2007 (the “Agreement”), which the Parties now desire to amend.

The Parties agree to modify and amend the Agreement, as follows:

1.               Amendment to ARTICLE II: Section 2.1, Agreement Term, is modified to read, in its entirety, as follows:

“The term of this Agreement shall commence on the Effective Date and end August 31, 2008, unless earlier terminated in accordance with the terms of this Agreement (the “Term”).  The term of each of the initial Statements of Work is set forth in the respective Statement of Work.  Any additional Statement of Work shall specify its term.  If any Statement of Work has a stated term which extends beyond the Term, the Term shall continue until the expiration of any such Statement of Work for the purpose of completing such Statement of Work, provided that it will not extend the term of any other Statement of Work.”

2.               Amendment to SOW Term:  The term for the Services and Statements of Work are also deemed amended and extended to August 31, 2008 for all Exhibits other than Exhibit B-1 (Recovery Services Statement of Work), including the following Exhibits, as revised in writing by the Parties from time to time:

(i)                                     Exhibit B-2, Enhancement Services SOW, provided that any variable resource Change Orders shall expire according to the original date in the Change Order unless otherwise extended in writing.

(ii)                                  Exhibit B-3, Application Management Services SOW

(iii)                               Exhibit B-4, Cross-Functional Services SOW

(iv)                              Exhibit B-5, Termination Assistance Services

(v)                                 Exhibit B-6, Billing Fallout Queue Management SOW

(vi)                              Exhibit B-7, Infrastructure Management Services SOW

3.               Charges.  Schedule A indicates the charges applicable during the new extension period.

4.               Termination Assistance Services.  For the avoidance of doubt, Accenture acknowledges that it has received timely written notice from Hawaiian Telcom of its election to receive Termination Assistance Services, and that Hawaiian Telcom is not required to issue further notice of such election as a result of the revised Term pursuant to this Amendment.

5.               Defined Terms: Any terms not defined in this Amendment will have the same meaning as in the Agreement.

6.               Effect of Amendment:  Unless otherwise amended herein, all terms and conditions of the Agreement, as previously amended, remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the Parties hereto as of the Effective Date.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Kevin J. Nystrom

Name:	Kevin J. Nystrom

Title:	Chief Operating Officer

Date:	May 23, 2008

ACCENTURE LLP

By:	/s/ Ciaran O’Flaherty

Name:	Ciaran O’Flaherty

Title:	Accenture SE

Date:	May 23, 2008